Exhibit 10.2
AMENDMENT NO. 1 TO
ACQUISITION AGREEMENT
     THIS AMENDMENT NO. 1 TO ACQUISITION AGREEMENT (“Amendment No. 1”) is made and entered into effective as of the close of business in Dallas, Texas on July 29, 2005, among CABELTEL INTERNATIONAL CORPORATION (formerly Greenbriar Corporation), a Nevada corporation (“GBR” or the “Company”), RONALD C. FINLEY, an individual (“R. Finley”), JEFFREY A. FINLEY, an individual (“J. Finley”), BRADFORD A. PHILLIPS, an individual (“B. Phillips”) and GENE E. PHILLIPS, an individual (“G. Phillips,” all of R. Finley, J. Finley, B. Phillips and G. Phillips are sometimes collectively referred to herein as the “Individuals”), joined by CIC INVESTMENT LLC, a Nevada limited liability company (“CICILLC”), and PS II MANAGEMENT LLC, a Texas limited liability company (“PSIIMLLC,” each of CICILLC and PSIIMLLC are sometimes referred to herein as the “Transferees,” and all of the signatories hereto are collectively called the “Parties”).
WITNESSETH:
     WHEREAS, pursuant to an Acquisition Agreement dated October 12, 2004 among GBR and the Individuals (the “Acquisition Agreement”), GBR issued to the four Individuals an aggregate of 31,500 shares of Series J 2% Cumulative Preferred Stock having a liquidation value of $1,000 per share (the “Preferred Stock”) in exchange for all of the issued and outstanding equity interests of two U.S. corporations, all to the end that GBR became the sole stockholder of such two U.S. corporations, which in turn owned all of the issued and outstanding shares of Tacaruna Holdings, B.V., a Netherlands company (“Tacaruna”), which in turn owned directly and indirectly 74.8% of CableTEL AD (formerly known as Cable Bulgaria AD), a company incorporated in the Republic of Bulgaria (“CableTEL AD”), which is engaged in the telecommunications and information services industry, and the four Individuals received in exchange therefore all 31,500 shares of the Preferred Stock of GBR (all collectively, the “Exchange Transaction”);
     WHEREAS, on February 15, 2005, B. Phillips sold and transferred 1,575 shares of the Preferred Stock (while retaining another 1,575 shares of the Preferred Stock) to PSIIMLLC, a Texas limited liability company, owned by a trust for the benefit of the children of B. Phillips;
     WHEREAS, on February 16, 2005, G. Phillips contributed all 12,600 shares of the Preferred Stock held by him to CICILLC, a Nevada limited liability company, of which G. Phillips is the sole member;
     WHEREAS, the Acquisition Agreement contains certain special covenants, including a requirement that certain items occur not later than September 30, 2005, which, if same do not occur, further provides for a “Put Option” to become effective;
     WHEREAS, GBR and the other Parties to this Amendment No. 1 have reviewed and considered a number of arrangements involving CableTEL AD and various other considerations have occurred relating to the mechanical aspects of seeking the requisite approval required in the special covenant, which has resulted in the mutual desire of the Parties to extend the

Time for compliance with such requirements under the Acquisition Agreement and correspondingly extend the time for effectiveness of the so-called Put Option;
     WHEREAS, pursuant to paragraph 17(g) of the Acquisition Agreement, it was contemplated that the Acquisition Agreement could be the subject of one or more amendments thereto in the manner set forth therein.
     ACCORDINGLY, for and in consideration of the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged by all of the Parties hereto, including the payment of the sum of $100 to each of the Individuals by GBR, the Parties hereto do hereby agree, effective as of the date hereof, as follows:
     1. Adoption of Recitals. The Parties hereto do hereby adopt, ratify and confirm the foregoing recitals in the same manner as if fully recopied herein.
     2. Same Terms. All terms defined in the Acquisition Agreement shall have the same meanings assigned for the purposes of this Amendment No. 1 as such terms are used herein, unless such terms are otherwise specifically redefined herein.
     3. Amendment of Paragraph 12(b). Paragraph 12(b) of the Acquisition Agreement is hereby amended effective July 29, 2005, by deleting any reference in the paragraph or the third line thereof to “September 30, 2005,” and replacing same with the date “June 30, 2006,” so that it is clear that such paragraph shall read hereafter as follows:
     “(b) Requisite Stockholder Approval of Transaction and any Subsequent Exchange; Voting Agreement. Notwithstanding any other provision of this Agreement, as soon as reasonably practicable, and in no event later than June 30, 2006, the Company shall have presented the transaction represented by this Agreement, together with the proposed mandatory exchange of Preferred Stock for Common Stock described below; to its current stockholders in accordance with applicable requirements of the Commission and the AMEX for a vote (or written consent by the requisite number) of such stockholders to approve the transaction evidenced by this Agreement and a mandatory exchange of all shares of Preferred Stock for shares of the Company’s Common Stock on the basis of 279 shares of Common Stock for each share of Preferred Stock, to result in an aggregate of 8,788,500 shares of Common Stock to be issued to the Holders (or their respective transferees) which shall then constitute at least 89% of the total issued and outstanding shares of Common Stock of the Company, all of which shall be subject to the listing requirements with the AMEX, but may not be required to be registered pursuant to the Act.”
     4. Amendment to Paragraph 12(c). Paragraph 12(c) of the Acquisition Agreement is hereby amended effective July 29, 2005, by deleting therefrom the dates “September 30, 2005” and “September 30, 2006,” and replacing same with the dates “June 30, 2006” and “June 30, 2007,” respectively, so that, as amended, such paragraph is fully restated as follows effective as of the date of this Amendment No. 1:

     “(c) Potential Rescission. In the event that the stockholders of the Company do not approve by the requisite number of votes either the transaction covered by this Agreement or the mandatory exchange of shares of Common Stock for shares of Preferred Stock described in (b) above, the Holder(s) of the Preferred Stock shall have the option, exercisable by all, but not less than all Holders at any time after June 30, 2006 until 12:00 Noon, local Dallas, Texas time, on June 30, 2007 (herein called the “Put Option”), to either (i) rescind in full and revoke the transaction covered by this Agreement by returning all 31,500 shares of Preferred Stock to the Company upon which the Company shall, within two Business Days, deliver back to such Holder(s) all equity securities of any entity owning all of the ordinary shares and other securities of Tacaruna or of CabelTel, (ii) deliver to the Company all 31,500 shares of Preferred Stock of the Company and receive in exchange therefor all of the ordinary shares and other securities of Tacaruna outstanding and owned by the Company such that such Holder(s) shall become the owner and holder of all of the issued and outstanding securities of Tacaruna, which in turn continues to own CabelTel.”
     5. Effect of Amendment. Except as amended hereby in this Amendment No. 1, the Parties hereto do hereby ratify, reaffirm and confirm all of the terms, conditions and provisions of the Acquisition Agreement and acknowledge that there have been no changes therein except as set forth in this Amendment No. 1.
     6. Authority. Each of the Parties hereto respectively and separately expressly represent to each other that the person executing this Amendment No. 1 on behalf of any entity is authorized, and is the proper person to execute this Amendment No. 1, that each such Party has no assigned, pledged or otherwise sold or transferred, either by written instrument or otherwise, any right, title, interest or claim it may have or may have had in connection with or arising out of the matters covered by this Amendment No. 1, and (except for the transfers to the Transferees stated in the recitals to this Amendment No. 1) that there has been no assignment, transfer or conveyance of such respective Party’s shares of Preferred Stock.
     7. Miscellaneous. The following provisions are part of this Amendment No. 1:
     (a) Headings. The headings of sections or paragraphs of this Amendment No. 1 are inserted for convenience of reference only and shall not be deemed to be or constitute a part of this Amendment No. 1.
     (b) Binding Effect. All terms and provisions of this Amendment No. 1 shall be binding upon and inure to the benefit of and be enforceable by any heirs, successors, legal representatives and assigns of the Parties hereto, wherever applicable to such Party.
     (c) Notice. Any notice or other communication required or permitted to be given by this Amendment No. 1 or any other document or instrument referred to herein or executed in connection herewith must be personally delivered or mailed by prepaid, certified or registered mail, to the Party to whom such notice or communication is directed, at the address of such Party set forth opposite their respective names on the signature pages to this Amendment No. 1. Subject to the other provisions of this Amendment No. 1 and the Acquisition Agreement, any Party may change its address (or redesignate the Person to whom such notice shall be delivered) for purposes of this Amendment No. 1 or the Acquisition Agreement by giving notice of such change to the other Parties pursuant to this paragraph. In each instance, with respect to any such notice so given, it shall only be effective upon receipt by the Party intended to receive same.
     (d) Counterparts. This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed to be an original for all purposes, and all of which shall constitute one and the same instrument, and it shall not be necessary for the proof of this Amendment No. 1 that any Party produces or accounts for more than one such counterpart.
     (e) Facsimile; Electronic Transmission. This Amendment No. 1 may be transmitted by facsimile or electronic transmission, and it is the intent of the Parties for the facsimile or computer replication of any autograph reproduced by a receiving facsimile machine or computer to be an original signature, and for the facsimile or computer replication and any complete photocopy of this Amendment No. 1 to be deemed an original counterpart.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed as of the date and year first above written.

Addresses, Telephone Nos., Facsimile Nos., etc., for Notices
CABELTEL INTERNATIONAL CORPORATION, formerly Greenbriar Corporation, a Nevada corporation

1755 Wittington Place, Suite 340 Dallas, Texas 75234 972-407-8400 (Telephone) 972-407-8436 (Facsimile)	By:	/s/ Gene S. Bertcher Gene S. Bertcher, President and Chief Financial Officer

Dallas, Texas 752 (Telephone) (Facsimile)	/s/ Ronald C. Finley Ronald C. Finley

Dallas, Texas 752 (Telephone) (Facsimile)	/s/ Jeffrey A. Finley Jeffrey A. Finley

1800 Valley View Lane, Suite 300 Dallas, Texas 75234 (Telephone) (Facsimile)	/s/ Bradford A. Phillips Bradford A. Phillips

1800 Valley View Lane, Suite 300 Dallas, Texas 75234 (Telephone) (Facsimile)	/s/ Gene E. Phillips Gene E. Phillips

CIC INVESTMENT LLC, a Nevada limited liability company

Dallas, Texas 752		By:	/s/ GENE E. PHILLIPS

	(Telephone)	Name:

	(Facsimile)	Title:

PS II Management LLC, a Texas limited liability company

Dallas, Texas 752		By:	/s/ RYAN PHILLIPS

	(Telephone)	Name:	Ryan Phillips

	(Facsimile)	Title: